UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2009

iShares® Diversified Alternatives Trust

(Exact name of registrant as specified in its charter)

New York	333-153099	26-4632352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: BlackRock Institutional Trust Company, N.A.’s Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 597-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 1, 2009, the previously announced acquisition of the trustee (the “Trustee”), the sponsor (the “Sponsor”), and the advisor (the “Advisor”) of iShares® Diversified Alternatives Trust (the “Trust”) and certain of their affiliated companies by BlackRock, Inc. was consummated. In connection with this change of ownership, the name of the Trustee was changed to BlackRock Institutional Trust Company, N.A., the name of the Sponsor’s sole member and manager was changed to BlackRock Asset Management International Inc. and the name of the Advisor was changed to BlackRock Fund Advisors. A copy of the Sponsor’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1	Press release dated December 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2009

iShares® Diversified Alternatives Trust (Registrant)

By:	iShares® Delaware Trust Sponsor LLC, the sponsor of the registrant

By:	BlackRock Asset Management International Inc., managing member

By:	/s/ Geoffrey Flynn
Name:	Geoffrey Flynn
Title:	Managing Director

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Principal